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                                                                    Exhibit 10.3


                                 ALKERMES, INC.
                                64 Sidney Street
                               Cambridge, MA 02139

                                                              September 27, 1996

Fleet National Bank
75 State Street
Boston, MA  02109


Gentlemen:

     This letter agreement will set forth certain understandings among Alkermes, Inc., a Pennsylvania corporation ("Alkermes"), Alkermes Controlled Therapeutics, Inc., a Pennsylvania corporation and a wholly-owned Subsidiary of Alkermes ("ACT I"), Alkermes Controlled Therapeutics Inc. II, a Pennsylvania corporation and a wholly-owned Subsidiary of Alkermes ("ACT II") (Alkermes, ACT I and ACT II being hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower") and Fleet National Bank (the "Bank") with respect to the Term Loans (hereinafter defined). The Bank is the successor by merger to Fleet Bank of Massachusetts, N.A. ("Fleet Mass"). This letter agreement is intended to amend and restate in its entirety that certain letter agreement dated November 19, 1992 between Alkermes and Fleet Mass, as heretofore amended (as so amended, the "Prior Loan Agreement"), with the result that this letter agreement will be deemed to replace and supersede the Prior Loan Agreement. In consideration of the mutual promises contained herein and in the other documents referred to below, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Bank agree as follows:

     I. AMOUNTS AND TERMS
        -----------------

     1.1. REFERENCE TO DOCUMENTS. Reference is made to (i) that certain $3,187,496 original principal amount promissory note dated December 23, 1994 made by Alkermes and payable to the order of Fleet Mass, as amended by Allonge to Note of even date herewith among Alkermes, ACT I and the Bank (said December 23, 1994 promissory note, as so amended, being hereinafter referred to as the "1994 Note"), (ii) that certain $1,500,000 original principal amount promissory note dated December 19, 1995 made by Alkermes and payable to the order of Fleet Mass, as amended by Allonge to Note of even date herewith among Alkermes, ACT I and the Bank (said December 19, 1995 promissory note, as so amended, being hereinafter referred to as the "1995 Note"), (iii) that certain $5,000,000 original principal amount promissory note of even date herewith (the "Ohio Term Note") made by Alkermes and ACT II jointly and severally and payable to the order of the Bank, (iv) that certain Security Agreement of even date herewith (as same may be amended from time to time, the "Security Agreement") from the Borrowers to the



     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Bank, and (v) that certain Pledge Agreement of even date herewith (as same may be amended from time to time, the "Pledge") from Alkermes to the Bank.

     1.2. THE 1994 TERM LOAN; THE 1994 NOTE. Fleet Mass has made a loan (the "1994 Term Loan") to Alkermes in the original principal amount of $3,187,496, the Bank having succeeded to the rights of Fleet Mass thereunder and ACT I having become jointly and severally liable (together with Alkermes) in respect thereof. The 1994 Term Loan was made in order to finance or refinance the purchase by Alkermes and/or ACT I of certain of the items of equipment (the "Equipment") listed on Exhibit A attached to the Security Agreement. Alkermes and ACT I represent that, at the date hereof, each such item of Equipment has been actually delivered to Alkermes and/or ACT I by the vendor, has been installed at the Cambridge Premises (hereinafter defined) and has become operational. The 1994 Term Loan is evidenced by the 1994 Note, and interest thereon shall be payable at the times and at the rate provided for in the 1994 Note. Overdue principal shall bear interest at a rate per annum equal to the sum of two (2%) percent plus the per annum rate otherwise payable under the 1994 Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law), payable on demand. Each of Alkermes and ACT I hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the 1994 Note or on the books of the Bank, at or following the time of making the 1994 Term Loan and of receiving any payment of principal of the 1994 Term Loan, an appropriate notation reflecting each such transaction and the then unpaid principal balance of the 1994 Term Loan. The amount so noted shall constitute presumptive evidence as to the amount owed jointly and severally by Alkermes and ACT I with respect to principal of the 1994 Term Loan. Failure of the Bank to make any such notation shall not, however, affect any obligation of any Borrower or any right of the Bank hereunder or under the 1994 Note.

     1.3. THE 1995 TERM LOAN; THE 1995 NOTE. In addition to the 1994 Term Loan, Fleet Mass also made a loan (the "1995 Term Loan") to Alkermes in the original principal amount of $1,500,000, the Bank having succeeded to the rights of Fleet Mass thereunder and ACT I having become jointly and severally liable (together with Alkermes) in respect thereof. The 1995 Term Loan was made in order to finance or refinance the purchase by Alkermes and/or ACT I of certain items of the Equipment listed on Exhibit A to the Security Agreement. Alkermes and ACT I represent that, at the date hereof, each such item of Equipment has been actually delivered to Alkermes and/or ACT I by the vendor, has been installed at the Cambridge Premises and has become operational. The 1995 Term Loan is evidenced by the 1995 Note, and interest thereon shall be payable at the times and at the rate provided for in the 1995 Note. Overdue principal shall bear interest at a rate per annum equal to the sum of two (2%) percent plus the per annum rate otherwise payable under the 1995 Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law), payable on demand. Each of Alkermes and ACT I hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the 1995 Note or on the books of the Bank, at or following the time of making the 1995 Term Loan and of receiving any payment of principal of the 1995 Term Loan, an appropriate notation reflecting each such transaction and the then unpaid principal balance of the 1995 Term Loan. The amount so noted shall constitute presumptive evidence as to the amount owed jointly and severally by Alkermes and ACT I with respect to principal of the 1995 Term Loan. Failure of


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     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
     TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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the Bank to make any such notation shall not, however, affect any obligation of any Borrower or any right of the Bank hereunder or under the 1995 Note.

     1.4. OHIO TERM LOAN; OHIO TERM NOTE. At the date hereof, the Bank is making a term loan (the "Ohio Term Loan") to Alkermes and ACT II in the original principal amount of $5,000,000. The Ohio Term Loan is being made in order to finance or refinance the purchase by ACT II of certain land and the buildings thereon located in Wilmington, Clinton County, Ohio and certain equipment therein and certain equipment in a facility leased by ACT II in Blue Ash, Ohio (the premises owned or leased by ACT II in Wilmington, Ohio and Blue Ash, Ohio being hereinafter referred to collectively as the "Ohio Premises"). The Ohio Term Loan is evidenced by the Ohio Term Note, and interest thereon shall be payable at the times and at the rate provided for in the Ohio Term Note. Overdue principal shall bear interest at a rate per annum equal to the sum of two (2%) percent plus the per annum rate otherwise payable under the Ohio Term Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law), payable on demand. Each of Alkermes and ACT II hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Ohio Term Note or on the books of the Bank, at or following the time of making the Ohio Term Loan and of receiving any payment of principal of the Ohio Term Loan, an appropriate notation reflecting each such transaction and the then unpaid principal balance of the Ohio Term Loan. The amount so noted shall constitute presumptive evidence as to the amount owed jointly and severally by Alkermes and ACT II with respect to principal of the Ohio Term Loan. Failure of the Bank to make any such notation shall not, however, affect any obligation of any Borrower or any right of the Bank hereunder or under the Ohio Term Note.

     1.5. ADDITIONAL TERM LOANS. The Bank may in the future, in its discretion, make additional term loans (the "Additional Term Loans") to Alkermes (or, if appropriate, to Alkermes and one or more of the other Borrowers) in such amounts and on such terms as are mutually satisfactory to the Bank and Alkermes. Each Additional Term Loan will be represented by a promissory note (each, an "Additional Term Note") made by Alkermes (and, if appropriate, one or more of the other Borrowers). Principal of each Additional Term Loan will be paid as provided for in the related Additional Term Note. Interest on each Additional Loan will be paid at the times and at the rate provided for in the related Additional Term Note. The inclusion in this letter agreement of references to "Additional Term Loans" and "Additional Term Notes" shall in no event be deemed to constitute a commitment or agreement on the part of the Bank to make any Additional Loan or Loans.

     1.6. PRINCIPAL REPAYMENT. Alkermes and ACT I shall repay (and are jointly and severally obligated to repay) principal of the 1994 Term Loan in the installments set forth in the 1994 Note; Alkermes and ACT I shall repay (and are jointly and severally obligated to repay) principal of the 1995 Term Loan in the installments set forth in the 1995 Note; Alkermes and ACT II shall repay (and are jointly and severally obligated to repay) principal of the Ohio Term Loan in the installments set forth in the Ohio Term Note; and Alkermes (and, if appropriate, one or more of the other Borrowers) shall repay principal of each Additional Term Loan in the installments set forth in the related Additional Term Note. The Borrowers may prepay, at any time, the whole or any portion of any Term Loan; provided that each such principal prepayment

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     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
     TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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shall be accompanied by (i) payment of all interest under the relevant Note accrued but unpaid to the date of payment and (ii) the additional payment, if any, required by the next following paragraph. Any partial prepayment of principal of any Note will be applied to installments of principal of such Note thereafter coming due in inverse order of normal maturity.

     The following provisions shall apply to the 1994 Term Loan, to the 1995 Term Loan, to the Ohio Term Loan and to each Additional Term Loan which bears interest at a fixed rate: If, due to voluntary prepayment by any Borrower, or due to acceleration of the maturity of any Note, or due to any other reason, the Bank receives payment (a "Prepayment") of all or any portion of any installment of principal of any Term Loan prior to the regularly-scheduled due date for such installment, the Borrowers which are (or were) obligated for such Term Loan shall upon demand forthwith pay to the Bank (and shall be jointly and severally obligated so to pay) an amount equal to the Make-Whole Amount (hereinafter defined) applicable to such Prepayment. As used herein, the "Make-Whole Amount" applicable to each Prepayment of any installment of any Note means the product of (x) the principal amount being so prepaid, times (y) the Make-Whole Rate (hereinafter defined), expressed as a decimal times (z) a decimal determined by dividing (A) the number of days scheduled to elapse from the date of such Prepayment through the date on which such installment was to have normally become due by (B) 360, discounted to present value using the Reinvestment Rate (hereinafter defined) as the discount factor. As used herein, the "Make-Whole Rate" is a rate per annum equal to the excess, if any, of (x) the effective annual yield of the relevant Term Loan over (y) the Reinvestment Rate, but in no event less than zero. The "Reinvestment Rate" is a per annum rate of interest determined by the Bank in its reasonable discretion to represent the effective annual yield which the Bank could obtain if at the Prepayment date the Bank were to reinvest a sum equal to the amount of the Prepayment, such sum to be reinvested in U.S. Treasury obligations maturing on or about the regularly scheduled due date of such Prepayment. The Bank may use reasonable methods of estimation and interpolation in determining the appropriate Reinvestment Rate.

     1.7. PAYMENTS BY BORROWERS. The Bank may charge any deposit account of any Borrower at the Bank with the amount of all payments of interest, principal and other sums due (after the expiration of any applicable grace period), from time to time, under this letter agreement and/or any Note; and will immediately thereafter notify the relevant Borrower of the amount so charged. The failure of the Bank so to charge any account or to give any such notice shall not affect any obligation of the Borrowers to pay interest, principal or other sums as provided herein or in any Note.

     Whenever any payment to be made to the Bank hereunder or under any Note shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time. All payments by any Borrower hereunder and/or in respect of any Note shall be made net of any impositions or taxes and without deduction, set-off or counterclaim, notwithstanding any claim which any Borrower may now or at any time hereafter have against the Bank. All payments of interest, principal and any other sum payable hereunder and/or under any Note shall be made to the Bank, in immediately available funds, at its Principal Office or otherwise as the Bank may from time to

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     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
     TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

time direct. All payments received by the Bank after 12:00 noon on any day shall be deemed received as of the next succeeding Business Day. All monies received by the Bank shall be applied first to fees, charges, costs and expenses payable to the Bank under this letter agreement, any Note and/or any of the other Loan Documents, next to interest then accrued on account of the Term Loans and only thereafter to principal of the Term Loans, being applied against principal installments in inverse order of normal maturity. All interest payable hereunder and/or under any Note shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     1.8. PLEDGED COLLATERAL. Alkermes has deposited with the Bank and has pledged to the Bank and will maintain with the Bank at all times, as security for payment of the Term Loans and performance of the Borrowers' obligations hereunder, cash and/or readily-marketable Government Securities, as to which the Bank shall have a first lien, with an aggregate fair market value of not less than the Required Minimum Value. The "Required Minimum Value", as determined at any time, shall mean the lesser of (x) $1,000,000 or (y) 50% of the then outstanding aggregate principal amounts of the Term Loans; provided, however, that at all times from and after the occurrence of any failure on the part of Alkermes to comply for any reason with Section 3.6 and/or Section 3.7 below (without waiving or releasing any default of Alkermes or any right or remedy of the Bank consequent upon such failure), the Required Minimum Value will be deemed to mean 100% of the then outstanding aggregate principal amounts of the Term Loans. If at any time after the above-described percentage shall have been increased to 100% pursuant to the proviso contained in the immediately preceding sentence Alkermes shall achieve compliance with both Section 3.6 and Section 3.7 for two consecutive fiscal quarters (as evidenced by the quarterly financial statements submitted by Alkermes to the Bank) and there shall then exist no Event of Default nor any event or circumstance which, with the passage of time or the giving notice or both could become an Event of Default, the Required Minimum Value shall be reduced automatically to the lesser of (x) $1,000,000 or
(y) 50% of the then outstanding aggregate principal amounts of the Term Loans. If, following any such reduction, Alkermes shall at any time again fail to comply for any reason with Section 3.6 and/or Section 3.7, then (without waiving or releasing any default of Alkermes or any right or remedy of the Bank consequent upon such failure) the Required Minimum Value will be increased again to 100% of the then outstanding aggregate principal amounts of the Term Loans and the relevant percentage will not thereafter be decreased even if Alkermes subsequently achieves compliance with said Sections. At any time when the Required Minimum Value is less than $1,000,000, the Required Minimum Value shall be calculated no less frequently than quarterly.

     II. REPRESENTATIONS AND WARRANTIES
         ------------------------------

     2.1. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this letter agreement, the Borrowers jointly and severally warrant and represent to the Bank as follows:

     (a) Each of Alkermes, ACT I and ACT II is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania and each has full corporate power to own its property and conduct its business as now conducted and as contemplated to be conducted, to grant the security interests contemplated by the Security Agreement, the Pledge

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     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
     TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and the Mortgage and to enter into and perform this letter agreement and the other Loan Documents in which it is named as a party. Alkermes and ACT I are duly qualified to do business and are in good standing in Massachusetts. ACT II is duly qualified to do business and is in good standing in Ohio. Alkermes, ACT I and ACT II are duly qualified to do business and are in good standing in each other jurisdiction in which (i) the relevant Borrower maintains any manufacturing plant, sales office, warehouse or other physical facility or in which the character of the properties owned or the nature of the activities conducted by such Borrower makes such qualification necessary and (ii) the failure so to qualify would have a material adverse effect on such Borrower's business or financial condition. All of the jurisdictions described in the immediately preceding sentence are listed on item 2.1(a)(i) of the attached Disclosure Schedule. Except as listed on item 2.1(a)(ii) of the attached Disclosure Schedule, no Borrower has any Subsidiaries and is not a member of any partnership or joint venture. All such Subsidiaries are (except as otherwise noted on said item 2.1(a)(ii)) wholly-owned by Alkermes.

     (b) To the best of the Alkermes' knowledge, each record and/or beneficial owner of 5% or more of the outstanding capital stock of Alkermes is listed on item 2.1(b) of the attached Disclosure Schedule. Alkermes is the record and beneficial owner of 100% of the outstanding capital stock of each of ACT I and ACT II.

     (c) The execution, delivery and performance by Alkermes, ACT I and ACT II of this letter agreement and each of the other Loan Documents have been duly authorized by all necessary corporate and other action and do not and will not:

     (i) violate any provision of, or require any filings, registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to any Borrower;

     (ii) violate any provision of the respective charters or by-laws of the Borrowers, or result in a breach of or constitute a default or require any waiver or consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which any Borrower or any of their respective properties may be bound or affected; or

    (iii) result in, or require, the creation or imposition of any lien, security interest or other encumbrance (other than in favor of the Bank) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

     (d) This letter agreement and each of the other Loan Documents in which any Borrower is named as a party has been duly executed and delivered by each relevant Borrower and is a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles from time to time in effect relating to or affecting the rights of creditors generally.

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     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
     TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     (e) Except as described in item 2.1(e) of the attached Disclosure Schedule, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Borrower, threatened by or against any Borrower or any Subsidiary of Alkermes before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of this letter agreement or any of the other Loan Documents or any other instrument provided for or contemplated by this letter agreement or any of the other Loan Documents or any action taken or to be taken in connection with the transactions contemplated hereby or thereby or which in any single case or in the aggregate, if adversely determined, would be reasonably likely to result in any material adverse change in the business, prospects, condition, affairs or operations of any Borrower or any such Subsidiary.

     (f) No Borrower is in violation of any term of its charter or by-laws as now in effect, the violation of which would be reasonably likely to have a material adverse effect on the financial condition, business or prospects of such Borrower. No Borrower is in material violation of any material term of any mortgage, indenture or judgment, decree or order, or any other instrument, contract or agreement to which it is a party or by which any of its property is bound.

     (g) All federal, state and local tax returns, reports and estimates of each Borrower and/or any Subsidiary of Alkermes required to be filed have been duly filed or extensions have been granted and the relevant Borrower (or such Subsidiary, as the case may be) has paid all taxes, assessments, impositions, fees and other governmental charges due in respect of such returns, reports or estimates, except to the extent that any such taxes, assessments, impositions, fees or other charges are being contested in good faith by appropriate proceedings which serve to stay the enforcement thereof and as to which the relevant Borrower shall have set aside on its books adequate reserves.

     (h) Each Borrower and each Subsidiary of Alkermes is in compliance with all requirements of law, federal, foreign, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it, failure to comply with any of which (singly or in the aggregate) would be reasonably likely to have a material adverse effect upon the assets, business, financial condition or prospects of any Borrower or any such Subsidiary. Without limiting the foregoing, each Borrower and each Subsidiary of Alkermes has all material franchises, licenses, permits, certificates and authorizations needed for the use of its properties and all premises occupied by it, as now owned and used.

     (i) The financial statements of Alkermes as at March 31, 1996, heretofore delivered to the Bank, are complete and accurate in all material respects and fairly present the financial condition of Alkermes and its Subsidiaries as at the date thereof and for the periods covered thereby. No Borrower has any liability, contingent or otherwise, not disclosed in the aforesaid financial statements or in any notes thereto that could materially affect the financial condition of such Borrower. Since the date of said March 31, 1996 financial statements, there has been no


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     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
     TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

material adverse development in the business or condition of any Borrower other than normal monthly operating losses previously disclosed in writing to the Bank and (except as disclosed in the notes to said financial statements) no Borrower has entered into any transactions other than in the ordinary course.

     (j) The principal place of business and chief executive offices of each Borrower are located at 64 Sidney Street, Cambridge, MA 02139 (the "Cambridge Premises"). Except as described in item 2.1(j) of the attached Disclosure Schedule, (i) all of the books and records of each Borrower are located at the Cambridge Premises (and certain books and records of ACT II may also be located at the Ohio Premises), (ii) no assets of Alkermes or ACT I are located at any location other than the Cambridge Premises, and (iii) no assets of ACT II are located at any location other than the Ohio Premises. The Borrowers are tenants in the Cambridge Premises and the record owner of the Cambridge Premises is Forest City 64 Sidney Street, Inc.

     (k) Each Borrower owns or has a valid right to use the patents, patent rights or licenses, trademarks, trademark applications, trademark rights and trade names or trade name rights or franchises now being used or necessary to conduct its business, and, to the best of each Borrower's knowledge, the conduct of its business as now operated does not conflict with valid patents, patent rights or licenses, trademarks, trademark rights and trade names and trade name rights or franchises of others in any manner that could materially adversely affect in any manner the business or assets or condition, financial or otherwise, of such Borrower.

     (1) To the best of each Borrower's knowledge, none of the executive officers or key employees of such Borrower is subject to any agreement in favor of anyone, other than such Borrower, which limits or restricts that person's right to engage in the type of business activity conducted or proposed to be conducted by such Borrower or which grants to anyone other than such Borrower any rights in any inventions or other ideas susceptible to legal protection developed or conceived by any such officer or key employee while in the employment or service of such Borrower.

     (m) No Borrower is a party to any contract or agreement, the terms of which now has or, as far as can be foreseen, would be reasonably likely to have a material adverse effect on the financial condition, business or properties of such Borrower. Each Borrower's material contracts and long-term commitments are listed on item 2.1(m) of the attached Disclosure Schedule.

     III. AFFIRMATIVE COVENANTS AND REPORTING REQUIREMENTS
          ------------------------------------------------

     Without limitation of any covenants and agreements contained in the Security Agreement or elsewhere, the Borrowers jointly and severally agree that so long as any portion of any Term Loan or any of the other Obligations shall be outstanding:

     3.1. LEGAL EXISTENCE; QUALIFICATION; COMPLIANCE. Each Borrower will maintain its corporate existence and good standing in the jurisdiction of its incorporation. Each Borrower will qualify to do business and remain qualified and in good standing in each jurisdiction where (i) it maintains any manufacturing plant, sales office, warehouse or other physical facility or in

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     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL
     TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

which the character of the properties owned or the nature of the activities conducted by such Borrower makes such qualification necessary and (ii) the failure so to qualify would have a material adverse effect on such Borrower's business or financial condition. Each Borrower will comply (and will use its best efforts to cause each Subsidiary of Alkermes to comply) with its charter documents and by-laws, all contractual requirements by which it or any of its properties may be bound and all applicable laws, rules and regulations (including, without limitation, ERISA and those relating to environmental protection) other than (i) laws, rules or regulations the validity or applicability of which the relevant Borrower or such Subsidiary shall be contesting in good faith by proceedings which serve as a matter of law to stay the enforcement thereof and (ii) those charter or by-law provisions or contractual requirements or laws, rules and regulations the failure to comply with any of which could not (singly or in the aggregate) reasonably be expected to materially adversely affect the financial condition, business or prospects of such Borrower or any such Subsidiary.

     3.2. MAINTENANCE OF PROPERTY; INSURANCE. Each Borrower will maintain and preserve all of the properties used in its business in good working order and condition, ordinary wear and tear excepted, making all necessary repairs thereto and replacements thereof. Each Borrower will maintain all such insurance as may be required under the Security Agreement and will also maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such liabilities, casualties and contingencies and of such types and in such amounts as shall be customary for companies conducting a business similar to that of such Borrower in similar locales.

     3.3. PAYMENT OF TAXES AND CHARGES. Each Borrower will pay and discharge (and will use its best efforts to cause each Subsidiary of Alkermes to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property, or upon this letter agreement or any notes evidencing Obligations, including, without limitation, taxes, assessments, charges or levies relating to real and personal property, the Collateral, franchises, income, unemployment, old age benefits, withholding, or sales or use, prior to the date on which penalties would attach thereto, and all lawful claims (whether for any of the foregoing or otherwise) which, if unpaid, might give rise to a lien upon any property of any Borrower or any such Subsidiary, except any of the foregoing which is being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and for which the relevant Borrower has established and is maintaining adequate reserves. Each Borrower will pay in a timely manner, all material lease obligations, all material trade debt, material purchase money obligations, material equipment lease obligations and all of its other material Indebtedness. Each Borrower will fully, faithfully and punctually perform and fulfill all material covenants and agreements under any material leases of real estate, material agreements relating to purchase money debt, material equipment leases and other material contracts.

     3.4. CONDUCT OF BUSINESS. Each Borrower will continue (and will use its best efforts to cause each of Alkermes' Subsidiaries to continue) to engage in business of the same general type as now conducted by such Borrower (or such Subsidiary, as the case may be). No Borrower will, directly or through any Subsidiary or other entity, enter into any other lines of business,

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

businesses or ventures which are not of the same general type as the businesses now conducted by the Borrowers and Alkermes' Subsidiaries.

     3.5. REPORTING REQUIREMENTS. The Borrowers will furnish to the Bank:

          (i) Within ninety (90) days after the end of each fiscal year of Alkermes, a copy of the annual audit report for such fiscal year of Alkermes, including therein the consolidated balance sheet of Alkermes and Subsidiaries as at the end of such fiscal year and related statements of operations, stockholders' equity and cash flow for the fiscal year then ended. The annual financial statements shall be certified by independent public accountants selected by the Board of Directors of Alkermes and reasonably acceptable to the Bank, such certification to be in such form as is generally recognized as "unqualified". Such annual financial statements shall be accompanied by an unaudited consolidating balance sheet of Alkermes and its Subsidiaries, prepared by Alkermes' management.

          (ii) Within forty-five (45) days after the end of each fiscal quarter of Alkermes, the consolidated balance sheet of Alkermes and Subsidiaries and related statements of operations and stockholders' equity and cash flow, unaudited but certified by the chief financial officer or controller of Alkermes to be accurate in all material respects and to present fairly the financial condition of Alkermes as of the date thereof and for the periods covered thereby, and to have been prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments). Such balance sheets shall be as at the end of such fiscal quarter and such statements of operations and stockholders' equity and cash flow shall be for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such fiscal quarter, in each case with comparative statements for the corresponding period in the prior fiscal year. Such quarterly statements shall be accompanied by an unaudited consolidating balance sheet of Alkermes and its Subsidiaries, prepared by Alkermes' management.

          (iii) At the time of delivery of each quarterly or annual statement of Alkermes, a certificate executed by the chief financial officer or controller of Alkermes stating that he or she has reviewed this letter agreement and the other Loan Documents and has no knowledge of any default by any Borrower in the performance or observance of any of the provisions of this letter agreement or of any of the other Loan Documents or, if he or she has such knowledge, specifying each such default and the nature thereof. Each such certificate shall also set forth the calculations necessary to evidence compliance with ss.ss.3.6 and 3.7 as of the last day of the applicable reporting period.

          (iv) Promptly after receipt, a copy of all audits or reports submitted to Alkermes by independent public accountants in connection with any annual, special or interim audits of the books of Alkermes and any letter of comments directed by such accountants to the management of Alkermes.

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (v) Promptly upon same becoming publicly available, one copy of each financial statement, report, notice or proxy statement sent by Alkermes to stockholders or the holders of debt securities generally, and of each regular or periodic report and any registration statement, prospectus or listing application filed by Alkermes with the National Association of Securities Dealers, any securities exchange or the Securities and Exchange Commission or any successor agency.

          (vi) As soon as possible and in any event within five (5) days after any Borrower has knowledge of the occurrence or existence of any Event of Default or any event which, with the giving of notice or the passage of time or both, could constitute an Event of Default, the statement of such Borrower setting forth details of such Event of Default or event and the action which the Borrowers propose to take with respect thereto.

          (vii) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Borrower or any Subsidiary of Alkermes, which, if adversely determined, would be reasonably likely to result in a material adverse effect on the business or financial condition of any Borrower. For the purposes of this Paragraph (vii), an action will not be deemed likely to result in a material adverse effect if it seeks monetary damages only and in an amount not in excess of $100,000.

          (viii) Promptly after any Borrower has knowledge thereof, written notice of any development or circumstance which would be reasonably likely to have a material adverse effect on any Borrower or any of Alkermes' Subsidiaries or any of their respective businesses, properties, assets or condition, financial or otherwise; provided that this Paragraph (viii) will not be deemed to apply to normal monthly operating losses of the Borrowers consistent with the Borrowers' prior operating history and normal industry experience.

          (ix) Promptly upon request, such other information respecting the financial condition, operations, receivables, inventory, machinery or equipment of any Borrower or any Subsidiary of Alkermes as the Bank may from time to time reasonably request.

     3.6. CASH BALANCE. Alkermes will maintain at all times an Unencumbered Cash Balance of not less than $12,500,000.

     3.7. CASH RATIO. Alkermes will maintain, as at the end of each fiscal quarter of Alkermes, a Cash Ratio of not less than 2.0 to 1.

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     3.8. BOOKS AND RECORDS. Each Borrower will maintain complete books, records and accounts, accurate in all material respects, which will at all times fairly reflect all of its transactions in accordance with generally accepted accounting principles consistently applied. Each Borrower will, at any reasonable time and from time to time (and at any time following the occurrence of an Event of Default), permit the Bank, and any agents or representatives thereof, to examine and make copies of and take abstracts from the financial records and books of account of, and visit the properties of such Borrower and any of Alkermes' Subsidiaries, and to discuss the affairs, finances and accounts of any Borrower and any of Alkermes' Subsidiaries with their respective managers, officers and independent accountants, all of whom are hereby authorized and directed to cooperate with the Bank in carrying out the intent of this ss.3.8; provided, however, that certain areas of the Borrowers' facilities may be restricted for reasons of health and safety and that certain aspects of the Borrowers' business are highly confidential and the Bank will not be permitted access to such restricted areas or such confidential information in the Borrowers' possession.

     IV. NEGATIVE COVENANTS.
         ------------------

     Without limitation of any covenants and agreements contained in the Security Agreement or elsewhere, the Borrowers jointly and severally agree that, unless the prior written consent of the Bank has been obtained, so long as any portion of any Term Loan or any of the other Obligations shall be outstanding:

     4.1. INDEBTEDNESS. No Borrower will create, incur, assume or suffer to exist any Indebtedness, except for:

          (i) Indebtedness owed to the Bank, including, without limitation, the Indebtedness represented by the 1994 Note, the 1995 Note, the Ohio Term Note and any Additional Term Note hereafter delivered by any Borrower;

          (ii) Indebtedness of such Borrower for taxes, assessments and governmental charges or levies not yet due and payable;

          (iii)unsecured current liabilities of any Borrower (other than for money borrowed or the deferred purchase price of property) incurred upon customary terms in the ordinary course of business;

          (iv)   obligations under long-term leases of real estate;

          (v)    Permitted Purchase Money Indebtedness;

          (vi) reimbursement obligations not in excess of $800,000 in the aggregate in connection with any letter of credit which any Borrower is required to provide under the rules and regulations of the Nuclear Regulatory Commission ("NRC Obligations");

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (vii) any Indebtedness hereafter assumed by any Borrower in connection with any Acquisition or permitted merger, which Indebtedness had been an obligation of the acquired or merged entity prior to such Acquisition or merger, but not any refinancing or extension thereof;

          (viii) any guaranties or other arrangements whereby responsibility is assumed for the obligations of others; but only to the extent that such guaranties or other arrangements are permitted by ss.4.3 below; and

          (ix) Indebtedness not otherwise described above that is existing at the date of this letter agreement, all of which is listed on item 4.1 of the attached Disclosure Schedule.

     4.2. LIENS. No Borrower will create, incur, assume or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature (collectively, "Liens") upon or with respect to any of its property or assets, now owned or hereafter acquired, except that the foregoing restrictions shall not apply to:

          (i) Liens for taxes, assessments or governmental charges or levies on property of any Borrower if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty or are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made;

          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made;

          (iii) Liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation;

          (iv)  Liens in favor of the Bank;

          (v)   Permitted Purchase Money Liens;

          (vi) rights of other parties under development arrangements with any Borrower involving the licensing out from such Borrower of rights to technology and the sublicensing of such rights back to such Borrower;

          (vii) rights of the United States government in certain technology, the development of which is or was funded in whole or in part by the United States government;

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          (viii) liens arising out of pledges or grants of security interests (not including security interests in any of the Collateral) securing NRC Obligations, provided that the amount so secured will never exceed $800,000;

          (ix) security deposits under leases of any Borrower's premises;

          (x) other Liens existing at the date hereof, but only to the extent and with the relative priorities set forth on item 4.2 of the attached Disclosure Schedule; or

          (xi) Liens securing Indebtedness hereafter assumed by any Borrower pursuant to clause (vii) of ss.4.1 above in connection with an Acquisition or permitted merger and not incurred in contemplation of such Acquisition or permitted merger; provided that no such Lien will encumber any assets of any Borrower other than the specific assets which were owned by the acquired or merged entity and which were encumbered by such Lien immediately prior to the relevant acquisition or merger.

     4.3. GUARANTIES. No Borrower will assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except (i) guaranties or other assumptions of liability not exceeding $500,000 in aggregate principal amount and (ii) guaranties by endorsement for deposit or collection in the ordinary course of business.

     4.4. LOANS AND ADVANCES. No Borrower will make any loans or advances to any Person, including, without limitation, any Borrower's directors, officers and employees, except advances to employees in the ordinary course and payment of moving and other expenses relating to recruitment and the like, all of which loans and advances will not exceed, in the aggregate, $1,000,000 outstanding at any one time.

     4.5. ACQUISITIONS. No Borrower will, directly or indirectly, except as specifically permitted by this ss.4.5, make any Acquisition. A Borrower may make Acquisitions of Persons that engage in business of the same general type as now conducted by such Borrower or any Subsidiary; provided that (i) Alkermes does not, in connection with any such Acquisition, issue securities representing in the aggregate more than fifty percent (50%) of the voting power of Alkermes and
(ii) after giving effect to each such Acquisition each Borrower remains in compliance with all covenants and conditions of this letter agreement. A Borrower may also make an Acquisition consisting of the purchase of shares of stock in another corporation, provided that (i) such purchase is made for investment purposes, (ii) such stock is publicly traded, (iii) the shares of stock so purchased do not constitute 5% or more of the outstanding shares of the class of stock to which they belong, and (iv) such stock will in no event be includable in Alkermes' Unencumbered Cash Balance for the purpose of computing compliance with ss.ss.3.7 and 3.8 above.

     4.6. MERGERS. Alkermes will not merge or consolidate with any Person, except that Alkermes may participate in any merger in which Alkermes is the surviving entity so long as (i) Richard F. Pops and Michael J. Landine continue as the management of the surviving entity and

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii) after giving effect to such merger each Borrower remains in compliance with all covenants and conditions of this letter agreement. Neither ACT I nor ACT II will merge or consolidate with any Person, other than a merger into Alkermes in which Alkermes is the surviving entity; provided that each of ACT I and ACT II may merge into another wholly-owned Subsidiary of Alkermes with the prior written consent of the Bank, such consent not to be unreasonably withheld.

     4.7. TRANSFER OF ASSETS. No Borrower will sell, lease, transfer or otherwise dispose of all or any material portion of its assets (whether in one or more transactions), except that (i) any Borrower may dispose of obsolete or worn out equipment (exclusive of the Collateral), (ii) any Borrower may replace equipment (exclusive of the Collateral) with upgraded equipment and may thereafter dispose of the equipment so upgraded and replaced, and (iii) any Borrower may engage in research and development transactions (each, an "R&D Transaction") involving the licensing of such Borrower's rights in certain technology to other Persons and the licensing back of such rights to such Borrower, provided that after giving effect to each such R&D Transaction each Borrower remains in compliance with all covenants and conditions of this letter agreement.

     4.8. CHANGE OF ADDRESS, ETC. No Borrower will change its name or legal structure, nor will any Borrower move its chief executive office or principal place of business from the Cambridge Premises, nor will any Borrower remove any books or records from the Cambridge Premises, from its location described in
Schedule 2.1(j) attached hereto or, in the case of ACT II, from the Ohio Premises, nor will any Borrower keep any Collateral at any location other than the Cambridge Premises and the Ohio Premises without, in each instance, giving the Bank at least thirty (30) days' prior written notice and providing all such financing statements, certificates and other documentation as the Bank may request in order to maintain the perfection and priority of the security interests granted or intended to be granted pursuant to the Security Agreement.

     4.9. HAZARDOUS WASTE. Except as provided below, no Borrower will dispose of or suffer or permit to exist any hazardous material or oil on any site or vessel owned, occupied or operated by such Borrower or any Subsidiary of Alkermes, nor shall any Borrower store (or permit any such Subsidiary to store) on any site or vessel owned, occupied or operated by such Borrower or any such Subsidiary, or transport or arrange the transport of, any hazardous material or oil (the terms hazardous material, oil, site and vessel, respectively, being used herein with the meanings given those terms in Mass. Gen. Laws, Ch. 21E or any comparable terms in any comparable statute in effect in any other relevant jurisdiction). To the extent that a Borrower has knowledge of the following, each Borrower shall provide the Bank with written notice of (i) the intended storage or transport of any hazardous material or oil by such Borrower or any Subsidiary of Alkermes, (ii) any known release or threat of release of any hazardous material or oil at or from any site or vessel owned, occupied or operated by such Borrower or any Subsidiary of Alkermes, and (iii) any incurrence of any expense or loss by any government or governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss such Borrower or any Subsidiary of Alkermes may be liable. Notwithstanding the foregoing, each Borrower and the Subsidiaries of Alkermes may use, store and transport, and need not notify the Bank of the use, storage or transportation of, (x) oil in reasonable quantities, as fuel for heating of their respective facilities or for vehicles or machinery

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

used in the ordinary course of their respective businesses and (y) hazardous materials that are solvents, cleaning agents or other materials used or produced in the ordinary course of the respective business operations of such Borrower and such Subsidiaries, in reasonable quantities, as long as in any case such Borrower or the relevant Subsidiary has obtained and maintains in effect any necessary governmental permits, licenses and approvals, complies with all requirements of applicable federal, state and local law relating to such use, storage or transportation, follows the protective and safety procedures that a prudent businessperson conducting a business the same as or similar to that of such Borrower or the relevant Subsidiary would follow, and disposes of such materials (not consumed in the ordinary course) only through appropriately licensed providers of removal services. Further, no Borrower will be deemed to have violated this ss.4.9 if it fails to comply with any of the aforesaid requirements of federal, state and local law provided that all of the following requirements are met: (i) the violation of law (taking into consideration both the type of violation and the particular hazardous materials involved) is of a de minimis nature and would not be reasonably likely to jeopardize in any way the continued operations of any Borrower or any such Subsidiary nor lead to any material fine or expense, (ii) such Borrower reports each such violation to the Bank and to all appropriate governmental agencies immediately upon becoming aware of same, (iii) such Borrower promptly commences and thereafter diligently prosecutes to completion all appropriate remedial action (including, in any event, all such actions and within such time limits as may be established by the Massachusetts Department of Environmental Protection or any other relevant governmental agency), and (iv) no suit or other legal action based on or relating to any such violation is commenced against any Borrower or any such Subsidiary by any such governmental agency, by any abutter to any of the premises of any Borrower or any such Subsidiary or by any other Person.

     4.10. NO MARGIN STOCK. No proceeds of any Term Loan shall be used to purchase or carry any margin security (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

     V. DEFAULT AND REMEDIES
        --------------------

     5.1. EVENTS OF DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default hereunder:

     (a) The Borrowers shall fail to make any payment of principal of or interest on any Note within five (5) days after the date when due; or

     (b) Any representation or warranty of any Borrower contained herein shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by any Borrower in connection with the execution and delivery of this letter agreement or any other instrument, document, certificate or statement executed and delivered in connection with any Term Loan shall at any time prove to have been incorrect in any material respect when made; or

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     (c) Any Borrower shall default in the performance or observance of any agreement or obligation under any of ss.ss.3.1 (as relates to legal existence only), 3.5, 3.6 or 3.7, or Article IV; or

     (d) Any Borrower shall default in the performance or observance of any agreement or obligation under the first sentence of ss.3.3 and such failure continues uncured for ten (10) days; or

     (e) Any Borrower shall default in the performance of any other term, covenant or agreement contained in this letter agreement and such default shall continue unremedied for thirty (30) days after notice thereof shall have been given to such Borrower; or

     (f) Any default on the part of any Borrower or any Subsidiary of Alkermes shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under the Security Agreement, the Mortgage or any other contract, agreement or understanding now existing or hereafter entered into with or for the benefit of the Bank (or any affiliate of the Bank); or

     (g) Any obligation of any Borrower for the payment of borrowed money in excess of $50,000 (other than to the Bank hereunder or under any Note) is declared to be due and payable prior to its stated maturity or is not paid or discharged when due or within any permitted grace period after such due date or there shall occur any event which constitutes, or which with the giving of notice or the passage of time or both would constitute, an event of default under any instrument, agreement or evidence of Indebtedness of any Borrower and has not been waived by the holder of such obligation for borrowed money; provided that no Event of Default will be deemed to have occurred under this paragraph (g) with respect to any Indebtedness if payment of or default under such Indebtedness, after notice thereof having been given to the Bank, is being contested by the relevant Borrower in good faith and by appropriate proceedings and such contest operates to prevent the other party to such instrument, agreement or evidence of Indebtedness from exercising its remedies against such Borrower or any of such Borrower's properties; or

     (h) Any Borrower shall be dissolved, or any Borrower or any Subsidiary of Alkermes shall become insolvent or bankrupt or shall cease paying its debts as they mature or shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for any Borrower or any such Subsidiary or for a substantial part of any Borrower's or any such Subsidiary's property, or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against any Borrower or any such Subsidiary under the laws of any jurisdiction (except for an involuntary proceeding filed against a Borrower or any such Subsidiary which is dismissed within ninety (90) days following the institution thereof); or

     (i) Any attachment, execution or similar process shall be issued or levied against all or any portion of the Collateral or against all or any other substantial part of the assets of any Borrower and such attachment, execution or similar process shall not be paid, stayed, released, vacated or fully bonded within twenty (20) days after its issue or levy; or

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     (j) Any final uninsured judgment in excess of $100,000 shall be entered against any Borrower or any Subsidiary of Alkermes by any court of competent jurisdiction and the same remains unsatisfied for more than thirty (30) days, unless the same has been appealed and a stay of enforcement thereof has been obtained and remains in effect; or

     (k) Any Borrower or any Subsidiary of Alkermes shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of such Borrower or any such Subsidiary to the PBGC which in the reasonable opinion of the Bank may have a material adverse effect upon the financial condition of such Borrower or such Subsidiary; or

     (1) The Security Agreement, the Mortgage or any other Loan Document shall for any reason (other than due to payment in full of all amounts secured or evidenced thereby or due to discharge in writing by the Bank) not remain in full force and effect; or

     (m) Any Person or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) acquires or holds more than fifty percent (50%) of the outstanding voting stock of Alkermes; or either or both of ACT I and/or ACT II ceases to be a wholly-owned Subsidiary of Alkermes, other than due to a merger of ACT I or ACT II into Alkermes or (with the prior written consent of the Bank, such consent not to be unreasonably withheld) due to a merger of ACT I or ACT II into another wholly-owned Subsidiary of Alkermes.

     5.2. RIGHTS AND REMEDIES ON DEFAULT. Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights and remedies available to the Bank, hereunder or otherwise, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

     (a) Declare the entire unpaid principal amounts of the Notes then outstanding, all interest accrued and unpaid thereon and all other amounts payable under this letter agreement, and all other Indebtedness of each Borrower to the Bank, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers.

     (b) Exercise all rights and remedies hereunder, under the Notes, and under the Security Agreement, the Pledge, the Mortgage and each and any other agreement with or for the benefit of the Bank; and exercise all other rights and remedies which the Bank may have under applicable law.

     5.3. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, the Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Borrower or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

special) and any other Indebtedness at any time held or owing by the Bank or any affiliate thereof to or for the credit or the account of any Borrower against and on account of the obligations and liabilities of any Borrower to the Bank under this letter agreement or otherwise, irrespective of whether or not the Bank shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard for the availability or adequacy of other collateral. Each Borrower also grants to the Bank, effective upon the occurrence and during the continuance of an Event of Default, a security interest with respect to all its deposits and all securities or other property in the possession of the Bank or any affiliate of the Bank from time to time, and, upon the occurrence of any Event of Default, the Bank may exercise all rights and remedies of a secured party under the Uniform Commercial Code.

     VI. MISCELLANEOUS
         -------------

     6.1. COSTS AND EXPENSES. The Borrowers agree to pay (and shall be jointly and severally obligated to pay) on demand all reasonable costs and expenses (including, without limitation, reasonable legal fees) of the Bank in connection with the preparation, execution and delivery of this letter agreement, the Security Agreement, the Pledge, the Mortgage, any Note and all other instruments and documents to be delivered in connection with any Term Loan and any amendments or modifications of any of the foregoing, or in connection with the examination, review or administration of any of the foregoing, as well as the reasonable costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel) incurred by the Bank in connection with administering, preserving, enforcing or exercising any rights or remedies under this letter agreement, the Security Agreement, the Pledge, the Mortgage, any Note and all other instruments and documents delivered or to be delivered hereunder or in connection herewith, all whether or not legal action is instituted. In addition, the Borrowers shall be jointly and severally obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this letter agreement, the Security Agreement, the Pledge, the Mortgage, any Note and all other instruments and documents to be delivered in connection with any Obligation. Any fees, expenses or other charges which the Bank is entitled to receive from the Borrowers under this Section shall bear interest from the date of any demand therefor until the date when paid at a rate per annum equal to the lesser of two (2%) percent plus the per annum rate payable under the 1995 Note or the maximum rate permitted by then applicable law.

     6.2. CAPITAL ADEQUACY; INCREASED COSTS. If the Bank shall have determined that the adoption or phase-in after the date hereof of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein after the date hereof, or any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (whether or not having the force of law) has or would have the direct effect of reducing the return on the Bank's capital with respect to any Term Loan to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, phase-in, change or compliance and assuming that the Bank's capital was fully utilized prior to such adoption, phase-in, change or compliance) but for such adoption, phase-in, change

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

or compliance by any amount deemed by the Bank to be material: (i) the Bank shall promptly after its determination of such occurrence give notice thereof to the Borrowers; and (ii) the Borrowers shall pay to the Bank (and shall be jointly and severally obligated so to pay) as an additional fee from time to time on demand such amount as the Bank certifies to be the amount that will compensate it for such reduction.

     If, at any time prior to the payment in full of any Term Loan, there shall be any increase in the cost to the Bank of making or maintaining such Term Loan for any period prior to the date of such payment in full or any reduction in the amount of payment received by the Bank from any Borrower due to either (i) the introduction or effectiveness after the date hereof of any change (including, without limitation, any change as to applicable Impositions, reserve requirements or FDIC assessment) with respect to, or with respect to the interpretation of, any law or regulation, or (ii) compliance with any written guideline or request effective or issued after the date hereof from any central bank or other governmental authority having or claiming jurisdiction over the Bank, then (i) the Bank shall promptly after its determination of such occurrence give notice thereof to the Borrowers; and (ii) the Borrowers shall pay to the Bank (and shall be jointly and severally obligated so to pay) as an additional fee from time to time on demand such amount as the Bank certifies to be the amount that will compensate the Bank for such increase in cost or reduction in payments. Additional amounts payable under this paragraph shall in no event include income taxes of the Bank.

     A certificate of the Bank claiming compensation under this Section shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amounts, the Bank may use any reasonable averaging and attribution methods. No failure on the part of the Bank to demand compensation on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion and no failure on the part of the Bank to deliver any certificate in a timely manner shall in any way reduce any obligation of any Borrower to the Bank under this Section.

     6.3. FACILITY FEES. At the date hereof, the Borrowers are paying to the Bank a facility fee of $25,000 in respect of the Ohio Term Loan. Said facility fee, as well as all facility fees heretofore paid by Alkermes to Fleet Mass under the Prior Loan Agreement and any facility fee hereafter required to be paid in connection with any Additional Term Loan, are non-refundable and are in addition to any balances and fees required by the Bank or any of its affiliates in connection with any other services made available to any Borrower.

     6.4. OTHER AGREEMENTS. The provisions of this letter agreement are not in derogation or limitation of any obligations, liabilities or duties of any Borrower under any of the other Loan Documents or any other agreement with or for the benefit of the Bank. No inconsistency in default provisions between this letter agreement and any of the other Loan Documents or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. No covenant, agreement or obligation of any Borrower contained herein, nor any right or remedy of the Bank contained herein, shall in

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in any of the other Loan Documents or any such other agreement.

     6.5. GOVERNING LAW. This letter agreement shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

     6.6. ADDRESSES FOR NOTICES, ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be given or delivered by (i) personal service, (ii) certified or registered United States mail, postage and registration or certification charges prepaid, (iii) recognized overnight delivery service, charges prepaid, or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii), or (iii) of this sentence, to the parties at the following respective addresses:

               If to the Borrowers:

               Alkermes, Inc.
               Alkermes Controlled Therapeutics, Inc.
               Alkermes Controlled Therapeutics Inc. II
               64 Sidney Street
               Cambridge, MA 02139
               Attention: Michael J. Landine, Senior Vice President
                           and Chief Financial Officer

               If to the Bank:

               Fleet National Bank
               High Technology Group
               75 State Street
               Boston, MA 02109
               Attention: Catherine M. Bruton, Vice President

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be effective (i) when delivered by personal service, (ii) upon transmission when sent by telecopy or other means of electronic transmission, (iii) two (2) days after deposit in the United States mails, if sent postage prepaid, certified or registered mail, return receipt requested, addressed as aforesaid, or (iv) one (1) day after same is given to a recognized overnight delivery service, addressed as aforesaid.

     6.7. ELECTRONIC FILING. The Bank agrees to use reasonable efforts to provide to Alkermes copies of any of this letter agreement, the Security Agreement, the Pledge, the Mortgage, the Allonges to the 1994 and 1995 Notes, the Ohio Note and any other document which is produced and stored in a computer file by the Bank's counsel and which relates to the Loans and any amendments and supplements hereto or thereto, such copies to be provided in a

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

computer-readable format if so requested by Alkermes in connection with its public filings. Alkermes will bear the costs, if any, relating to such computer-readable copies.

     VII. DEFINED TERMS
          -------------

     7.1. DEFINITIONS. In addition to terms defined elsewhere in this letter agreement, as used in this letter agreement, the following terms have the following respective meanings:

     "Acquisition" - Any purchase or other acquisition by any Borrower or any of its Subsidiaries of: (i) any capital stock of, or other equity interest in, any Person other than any corporation which is a Subsidiary of such Borrower on the date hereof or (ii) any assets of such Person, if such assets include all or substantially all of the fixed assets and inventory of such Person or of any business division, line of business or business operation conducted by such Person.

     "Business Day" - Any day which is not a Saturday, nor a Sunday nor a public holiday under the laws of the United States of America or The Commonwealth of Massachusetts applicable to a national bank.

     "Cambridge Premises" - As defined in Subsection 2.1(j) above.

     "Cash-Equivalents" - Any of the following: (i) readily marketable direct obligations of or obligations guarantied by, the United States of America or any agency thereof and entitled to the full faith and credit of the United States of America, (ii) demand deposits with the Bank or with any other commercial bank chartered by the United States or by any state and having undivided capital and surplus of not less than $100,000,000, or (iii) interests in mutual funds, substantially all of the assets of which shall be governmental obligations of the type described in clause (i) of this sentence.

     "Cash Ratio" - As at any date as of which same is to be determined, the ratio of (x) Alkermes' then Unencumbered Cash Balance to (y) all then outstanding Indebtedness of the Alkermes and its Subsidiaries on a consolidated basis.

     "Collateral" - All property which is described as "Collateral" in the Security Agreement and/or the Pledge.

     "ERISA" - The Employee Retirement Income Security Act of 1974, as amended.

     "FDIC" - The Federal Deposit Insurance Corporation or any successor thereto.

     "Government Securities" - Debt securities issued or guaranteed by the United States government or any agency thereof and secured by the full faith and credit of the United States.

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     "Impositions" - All present and future taxes, impositions, levies, deductions, charges and withholdings applicable to the Bank with respect to any Term Loan, excluding, however any income taxes imposed on the Bank.

     "Indebtedness" - The total of all obligations of a Person, whether current or long-term, senior or subordinated, which in accordance with generally accepted accounting principles would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness is to be determined, and shall also include guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others. Notwithstanding the foregoing, (i) for the purposes of Sections 3.7, 4.1 and 5.1(g) above, "Indebtedness" will not be deemed to include the obligations of Alkermes to Genentech, Inc. in respect to an amount of up to $3,500,000 (and the interest thereon) which has been invested by Genentech, Inc. in a development project of Alkermes on terms substantially identical to those disclosed by Alkermes to the Bank under cover letter dated December 6, 1994; provided that the terms of such investment shall permit Alkermes' obligation to repay such amount to be satisfied (at Alkermes' option) either by the payment of cash or by the issuance to Genentech, Inc. of stock in Alkermes; and (ii) for the purposes of Sections 3.7 and 4.1 above, "Indebtedness" will not be deemed to include any liabilities accrued by Alkermes for levelized rent which are included in "Other Long-Term Liabilities" on Alkermes' balance sheet. Furthermore, for the purposes of Sections 3.7, 4.1 and 5.1(g) above, "Indebtedness" will not be deemed to include the obligations of ACT I and Alkermes to Schering Corporation
("Schering") to repay certain royalties in an amount of up to $[         ] (and
the interest thereon) which were paid to ACT I pursuant to the Prepaid Royalty Agreement between ACT I, Alkermes and Schering dated July 26, 1995; provided that (and only for so long as) Alkermes' and ACT I's obligations to repay such amount may (at Alkermes' option) be satisfied either by the payment of cash or by issuance to Schering of stock in Alkermes.

     "Loan Documents" - Each of this letter agreement, the Notes, the Security Agreement, the Pledge, the Mortgage and each other instrument, document or agreement evidencing, securing, guaranteeing or relating in any way to any Term Loan, all whether now existing or hereafter arising or entered into.

     "Mortgage" - The Mortgage and Security Agreement of even date herewith from ACT II to the Bank, encumbering property of ACT II in Wilmington, Clinton County, Ohio.

     "Note" - Any of the 1994 Note, the 1995 Note, the Ohio Term Note or any Additional Term Note, in each case as the context may require.

     "Notes" - All of the following: the 1994 Note, the 1995 Note and the Ohio Term Note (and, when issued, each Additional Term Note).

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     "Obligations" - All "Obligations" described in the Security Agreement, whether now existing or hereafter arising.

     "Ohio Premises" - As defined in ss.1.4 above.

     "PBGC" - The Pension Benefit Guaranty Corporation or any successor thereto.

     "Permitted Purchase Money Indebtedness" - Any and all of the following types of Indebtedness hereafter incurred by any Borrower: (i) Indebtedness to equipment vendors for pieces of equipment (other than the Collateral) purchased by a Borrower and installed at such Borrower's Cambridge Premises or Ohio Premises; provided that the amount of Indebtedness so financed with each such vendor will not exceed 100% of the invoice price of the pieces of equipment purchased from such vendor; (ii) Indebtedness to equipment lessors under capitalized or operating equipment leases; and (iii) Indebtedness representing the acquisition cost and/or construction cost of any real property and improvements acquired and/or constructed by any Borrower, which Indebtedness is owed to any seller of such property or to any bank or other institutional lender financing such acquisition and/or construction.

     "Permitted Purchase Money Lien" - Any mortgage, security interest or other consensual lien hereafter granted by any Borrower in order to secure any Permitted Purchase Money Indebtedness; provided that no such Permitted Purchase Money Lien will encumber any property of any Borrower other than the specific item financed by the Permitted Purchase Money Indebtedness to which it relates.

     "Person" - An individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Prime Rate" - That rate of interest per annum from time to time announced by the Bank as its prime rate, it being understood that such rate is only a reference rate, not necessarily the lowest, established from time to time which serves as the basis upon which effective interest rates are calculated for obligations making reference thereto.

     "Principal Office" - The principal place of business of the Bank in Boston, MA, now located at 75 State Street, Boston, MA 02109.

     "R&D Transaction" - As defined in ss.4.7 above.

     "Subsidiary" - Any corporation or other entity of which Alkermes and/or any of its Subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, more than fifty (50%) percent of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances); provided, however, that neither Alkermes Clinical Partners, L.P. nor any general or limited partnership formed to effectuate an R&D Transaction will be deemed a Subsidiary.

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

     "Term Loan" - Any of the 1994 Term Loan, the 1995 Term Loan, the Ohio Term Loan or any Additional Term Loan, in each case as the context may require.

     "Term Loans" - All of the following: the 1994 Term Loan, the 1995 Term Loan and the Ohio Term Loan (and, when made, each Additional Term Loan).

     "Unencumbered Cash Balance" - At any time, the total of all cash and Cash-Equivalents of Alkermes (and, to the extent expressly provided below, certain Subsidiaries of Alkermes) which are not subject to any pledge, lien, encumbrance or right of set-off (other than a right of set-off in favor of an investment manager for its normal management fees) in favor of any other Person. The Unencumbered Cash Balance will in no event be deemed to include the sums from time to time pledged to the Bank pursuant to [Section]1.8 above. Further, the Unencumbered Cash Balance will in no event be deemed to include any cash or Cash-Equivalents of any partnership or other entity in which Alkermes now or hereafter may have an interest, except that (A) for the purposes of satisfying the Minimum Unencumbered Cash Balance test set forth in Section 3.6 above as at any date, Alkermes' "Unencumbered Cash Balance" will be deemed to include both the unencumbered cash and unencumbered Cash-Equivalents then held by a wholly-owned Subsidiary of Alkermes which is operated pursuant to 30 Del. Code [Section]1902(b)(8) and the unencumbered cash and unencumbered Cash-Equivalents then held by ACT I, and (B) for the purposes of determining as at any date the Cash Ratio required to be maintained by Section 3.7 above, Alkermes' "Unencumbered Cash Balance" will be deemed to include both the unencumbered cash and unencumbered Cash-Equivalents of Alkermes and the unencumbered cash and unencumbered Cash-Equivalents of Alkermes' wholly-owned Subsidiaries.

     Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

     This letter agreement is executed, as an instrument under seal, as of the day and year first above written.

                                        Very truly yours,

                                        ALKERMES, INC.


                                        By /s/ Michael Landine
                                           ---------------------------------
                                           Its Senior Vice President and CFO

                                        ALKERMES CONTROLLED
                                        THERAPEUTICS, INC.


                                        By /s/ Michael Landine
                                           ------------------------
                                           Its Vice President

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                     ALKERMES CONTROLLED
                                                     THERAPEUTICS INC. II


                                                     By /s/ Michael Landine
                                                       ------------------------
                                                       Its Vice President

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Accepted and agreed:

FLEET NATIONAL BANK


By /s/ Catherine Bruton
  --------------------------------
  Its Vice President


By /s/ William E Rano Jr.
  --------------------------------
  Its Senior Vice President

     THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS BRACKETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               DISCLOSURE SCHEDULE


Item 2.1(a)(i)        Jurisdictions where each Borrower is qualified

Item 2.1(a)(ii)       Subsidiaries, partnerships, joint ventures

Item 2.1(b)           List of 5% Stockholders

Item 2.1(e)           Litigation

Item 2.1(j)           Location of Assets

Item 2.1(m)           Material contracts and long-term commitments

Item 4.1              Existing Indebtedness

Item 4.2              Existing Liens

                                 Item 2.1(a)(i)
                                 --------------

                     Jurisdictions In Which Each Borrower Is
                       Qualified As a Foreign Corporation

Alkermes, Inc.:
---------------

         Massachusetts
         Ohio

Alkermes Controlled Therapeutics, Inc.:
---------------------------------------

         Massachusetts

Alkermes Controlled Therapeutics Inc. II:
-----------------------------------------

         Ohio

                                 Item 2.1(a)(ii)
                                 ---------------

                  Subsidiaries, Partnerships and Joint Ventures

                                  Subsidiaries
                                  ------------

Alkermes, Inc.
--------------

Alkermes Controlled Therapeutics, Inc., a
         Pennsylvania corporation

Alkermes Development Corporation II, a
         Delaware corporation ("ADC II"). (1)

Alkermes Europe Ltd., a corporation incorporated under the laws of the United Kingdom

Alkermes Investments, Inc., a Delaware corporation ("AII")

Alkermes Controlled Therapeutics Inc. II, a
         Pennsylvania corporation

Alkermes Controlled Therapeutics, Inc.
--------------------------------------

None

Alkermes Controlled Therapeutics Inc. II
----------------------------------------

None

                                  Partnerships
                                  ------------

Alkermes, Inc.
--------------

Alkermes Clinical Partners, L.P., a Delaware limited partnership. ADC II is the general partner of this partnership.

Alkermes Controlled Therapeutics, Inc.
--------------------------------------

None

Alkermes Controlled Therapeutics Inc. II
----------------------------------------

None

                                 Joint Ventures
                                 --------------

None

-----------

1 Although ADC II is a wholly owned subsidiary of the Borrower, PaineWebber Development Corporation has the right to nominate at least half of the members of ADC II's board of directors until certain events occur.

                                   Item 2.1(b)
                                   -----------

                           5 Percent Beneficial Owners

                                     Number of
                                      Shares           % of
                                    Beneficially    Common Stock
Name                                  Owned            Owned
----                                ------------    ------------

Amerindo Investment Advisors Inc.     2,715,000        14.80%
  One Embarcadero, Ste. 2300
  San Francisco, CA  94111 (1)

Pioneering Management Corporation     1,174,000         6.40%
  60 State Street
  Boston, MA  02109 (2)


-------------
     (1) Amerindo Investment Advisors Inc. holds these shares in its capacity as investment advisor for various fiduciary accounts.

     (2) Consists of shares held by Pioneer Capital Growth Fund, Inc. (the "Fund"). Pioneering Management Corporation serves as investment advisor to the Fund, and has investment discretion over these shares.


                                   Item 2.1(e)
                                   -----------

                               Pending Litigation

None

                                   Item 2.1(j)
                                   -----------

                      Location of Books, Records and Assets

     Certain of each Borrowers' corporate books and records, including its minute books, are located at the offices of Ballard Spahr Andrews & Ingersoll, 1735 Market Street, 51st Floor, Philadelphia, PA 19103.

     In addition, certain of Alkermes, Inc.'s corporate books, records and assets relating to its European operations are located at the offices of Alkermes Europe Ltd. in Cambridge, England.

     In addition, certain of Alkermes, Inc.'s corporate books, records and assets relating to AII are located at the offices of AII in Wilmington, Delaware 19805.

     In addition, certain of Alkermes, Inc.'s stock records are located at the offices of its transfer agent, the First National Bank of Boston.

                                   Item 2.1(m)
                                   -----------

                  Material Contracts and Long-Term Commitments

1.   Form of 1992 Warrant to purchase 2,800 shares of Alkermes, Inc.'s Common
     Stock.

2.   Form of 1995 Warrant to purchase 300 shares of Alkermes, Inc.'s Common
     Stock.

3. Form of Global Warrant Certificate for 1994 Class A Warrants to purchase 1,700 shares of Alkermes, Inc.'s Common Stock.

4. Form of Class B 1994 Warrant to purchase 3,400 shares of Alkermes, Inc.'s Common Stock.

5.   Form of Fund Warrant to purchase 7,293 shares of Alkermes, Inc.'s Common
     Stock.

6. Form of Incentive Warrant to purchase 42,280 shares of Alkermes, Inc.'s Common Stock.

7. Warrant Agreement, dated as of November 18, 1994, by and between Alkermes, Inc. and The First National Bank of Boston.

8.   Amended and Restated 1989 Non-Qualified Stock Option Plan, as amended.

9.   Amended and Restated 1990 Omnibus Stock Option Plan, as amended.

10.  1991 Restricted Common Stock Award Plan.

11.  1992 Non-Qualified Stock Option Plan.

12.  Stock Option Plan for Non-Employee Directors.

13. Lease, dated as of September 18, 1991, between Forest City 64 Sidney Street, Inc. and Alkermes, Inc., as amended by a First Amendment of Lease dated September 1, 1992.

14. Lease, dated as of March 16, 1990, between Forest City 64 Sidney Street, Inc. and Enzytech, Inc.

15. Product Development Agreement, dated as of March 6, 1992, between Alkermes Clinical Partners, L.P. and Alkermes, Inc.

16. Purchase Agreement, dated as of March 6, 1992, by and among Alkermes, Inc. and each of the Limited Partners, from time to time, of Alkermes Clinical Partners, L.P.

17. Alkermes Clinical Partners, L.P. Agreement of Limited Partnership, dated as of February 7, 1992, as amended by Amendment No. 1 to Agreement of Limited Partnership, dated as of September 29, 1992, as further amended by Amendment No. 2 to Agreement of Limited Partnership, dated as of March 30, 1993.

18. Class A Note of Alkermes Development Corporation II, dated April 10, 1992, to PaineWebber Development Corporation in the amount of $100.00.

19. License Agreement, dated February 5, 1990, between Enzytech, Inc. and Massachusetts Institute of Technology.

20. Development and License Agreement dated February 4, 1992, between Enzytech, Inc. and Schering Corporation, as amended by an Amendment to Development and License Agreement dated July 26, 1995 between Alkermes Controlled Therapeutics, Inc. and Schering Corporation.

21. Prepaid Royalty Agreement dated July 26, 1995 between Alkermes Controlled Therapeutics, Inc. and Schering Corporation.

22. Collaborative Development Agreement dated as of January 9, 1995 between Alkermes Controlled Therapeutics, Inc. and Genentech, Inc.

23. Note Purchase Agreement, dated as of January 9, 1995, by and between Alkermes, Inc. and Genentech, Inc.

24.  Convertible Promissory Note of Alkermes, Inc. dated January 31, 1995.

25. Development Agreement, dated as of December 23, 1993, between Medisorb Technologies International L.P. and Janssen Pharmaceutica International, as amended by the First Amendment to Development Agreement, dated as of December 23, 1993.

26. License Agreement, dated as of February 13, 1996, between Medisorb Technologies International L.P. and Janssen Pharmaceutica International (United States).

27. License Agreement, dated as of February 21, 1996, between Medisorb Technologies International L.P. and Janssen Pharmaceutica International (worldwide except United States).

28. Loan Agreement, dated November 19, 1992, between Fleet Bank of Massachusetts, N.A. and Alkermes, Inc., as amended by a Loan Modification Agreement, dated as of November 24, 1993, a Second Loan Modification Agreement dated as of December 23, 1994, a Third Loan Modification Agreement dated as of February , 1995, a letter dated August 8, 1995 and a Modification Agreement, dated as of December 19, 1995.

29. Promissory Note of Alkermes, Inc., dated December 23, 1994, to Fleet Bank of Massachusetts, N.A.

30. Promissory Note of Alkermes, Inc., dated December 19, 1995, to Fleet Bank of Massachusetts, N.A.

31. Loan Agreement dated December 30, 1993, among The Daiwa Bank, Limited, Alkermes Investments, Inc. and Alkermes, Inc., as amended by Amendment No. 1 to Loan Agreement, dated as of December 31, 1994, and as further amended by Amendment to Loan Agreement, dated as of December 29, 1995.

32. Amended and Restated Note of Alkermes, Inc. and Alkermes Investments, Inc. dated December 29, 1995, to The Daiwa Bank, Limited.

33.  Employment Agreement, entered into as of February 7, 1991, between Richard
     F. Pops and Alkermes, Inc.

34. Employment Agreement, entered into as of June 13, 1994, by and between Robert A. Breyer and Alkermes, Inc.

                                    Item 4.1
                                    --------

                              Existing Indebtedness

Alkermes, Inc.
--------------

1. Indebtedness which may be incurred as the result of any transaction contemplated by Section 7.1.

2.   Note, dated December 30, 1993, to The Daiwa Bank, Limited.

3.   Note, dated December 29, 1995, to The Daiwa Bank, Limited.

4. Note Purchase Agreement, dated as of January 9, 1995, by and between Alkermes, Inc. and Genentech, Inc.


Alkermes Controlled Therapeutics, Inc.
--------------------------------------

None

Alkermes Controlled Therapeutics Inc. II
----------------------------------------

None

                                    Item 4.2
                                    --------

                                 Existing Liens

Liens with respect to the Collateral, (as such term is defined in the Security Agreement, dated as of November 19, 1992, by and among Alkermes, Inc., Alkermes Controlled Therapeutics, Inc., Alkermes Controlled Therapeutics Inc. II and the
Bank), granted by Alkermes, Inc., Alkermes Controlled Therapeutics, Inc. and Alkermes Controlled Therapeutics Inc. II in favor of the Bank, which Liens were created by the Security Agreement.

Pursuant to a Loan Agreement, dated December 30, 1993, as amended by the Amendment No. 1 to Loan Agreement, dated December 31, 1994, and the Amendment to Loan Agreement, dated as of December 29, 1995, among The Daiwa Bank, Limited ("Daiwa"), Alkermes Investments, Inc. and Alkermes, Inc., Alkermes, Inc. has established for the benefit and on behalf of Daiwa Bank Trust Company a restricted custodial account (the "Restricted Account"). Pursuant to such Loan Agreement, as amended, and certain other agreements executed in connection therewith, upon the occurrence of certain specified events, Daiwa has the right to require Morgan Stanley & Co. to deliver certain funds of Alkermes, Inc. for which Morgan Stanley serves as custodian to Daiwa Bank Trust Company for deposit into the Restricted Account. Alkermes, Inc. has granted Daiwa a security interest in all of its right, title and interest in the Restricted Account and all deposits or investments held therein.